Exhibit 10.15

August 17, 2007

Wachovia Capital Finance Corporation (Central)

    as Agent

150 South Wacker Drive

Suite 2200

Chicago, Illinois 60606-4202

Attention: Portfolio Administrator

Re:	Commitment Increase

Ladies and Gentlemen:

Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), in its individual capacity (in such capacity, “Wachovia”) and in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Spartan Stores, Inc., a Michigan corporation (“Lead Borrower”), Spartan Stores Distribution, LLC, a Michigan limited liability company (“Stores Distribution”), Market Development Corporation, a Michigan corporation (“MDC”), Spartan Stores Associates, LLC, a Michigan limited liability company (“Associates”), Family Fare, LLC, a Michigan limited liability company (“Family Fare”), MSFC, LLC, a Michigan limited liability company (“MSFC”), Seaway Food Town, Inc., a Michigan corporation (“Seaway”), The Pharm of Michigan, Inc., a Michigan corporation (“Pharm”), Valley Farm Distributing Co., an Ohio corporation (“Valley Farm”), Gruber’s Real Estate, LLC, a Michigan limited liability company (“Gruber RE”), Prevo’s Family Markets, Inc., a Michigan corporation (“Prevo”), Buckeye Real Estate Management Co., an Ohio corporation (“Buckeye”), Spartan Stores Fuel, LLC, a Michigan limited liability company (“Spartan Fuel” and together with Lead Borrower, Stores Distribution, MDC, Associates, Family Fare, MSFC, Seaway, Pharm, Valley Farm, Gruber RE, Prevo and Buckeye, each individually a “Borrower” and collectively, “Borrowers”), Spartan Stores Holding, Inc., a Michigan corporation (“Holding”) and SI Insurance Agency, Inc., a Michigan corporation (“SI”and together with Holding, each individually a “Guarantor” and collectively, “Guarantors”), as set forth in the Loan and Security Agreement, dated December 23, 2003, by and among Borrowers, Guarantors, Agent and Lenders, as amended and supplemented by Amendment No. 1 to Loan and Security Agreement, dated as of July 29, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of December 22, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of December 9, 2005, Amendment No. 4 to Loan and Security Agreement, dated as of March 17, 2006, Amendment No. 5 to Loan and Security Agreement, dated as of April 5,

2007 (“Amendment No. 5”) and Amendment No. 6 to Loan and Security Agreement, dated as of May 22, 2007 (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this amendment fee letter (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

Section 1.2(a)(v) of Amendment No. 5 provides that Borrowers may, at their option, increase the amount of the Maximum Credit, subject to certain conditions. As set forth in the notice dated August 1, 2007, Administrative Borrower notified Agent of its intention to exercise such option and increase the Maximum Credit from $225,000,000 to $255,000,000. The conditions to such increase include that a Lender or Eligible Transferee increase or provide, as the case may be, an additional Commitment so that the aggregate amount of the Commitments equal the amount of the Maximum Credit as requested to be increased.

Accordingly, as of the date hereof ,Wachovia shall increase its Commitment by $30,000,000 (the “Commitment Increase”), so that its aggregate Commitment is $90,000,000, provided, that, as of the date of such Commitment Increase, each of the following conditions precedent is satisfied as determined by Wachovia: (a) Wachovia has received an original executed Assignment and Acceptance Agreement from Wells Fargo Bank, N.A. (“Wells Fargo”), in form and substance satisfactory to Wachvoia, duly authorized, executed and delivered by Wells Fargo, whereby, among other things, Wells Fargo purchases such Commitment Increase from Wachovia and assumes all of the rights and obligations of a Lender under the Loan Agreement, (b) all of the conditions to the effectiveness of such Assignment and Acceptance have been satisfied and (c) as of the date of such Commitment Increase, no Default or Event of Default shall exist or have occurred and be continuing.

On and after the effectiveness of the Commitment Increase, all references to the term “Maximum Credit” in the Loan Agreement or any of the other Financing Agreements shall be amended to mean $255,000,000.

This letter agreement shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the State of Illinois.

This letter agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this letter agreement. Any party delivering an executed counterpart of this letter agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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The parties hereto have caused this letter agreement to be duly authorized, executed and delivered by their respective authorized officers as of the date first written above.

Very truly yours,

SPARTAN STORES, INC.

By:

Title:

SPARTAN STORES DISTRIBUTION, LLC

MARKET DEVELOPMENT CORPORATION

SPARTAN STORES ASSOCIATES, LLC

FAMILY FARE, LLC

MSFC, LLC

SEAWAY FOOD TOWN, INC.

THE PHARM OF MICHIGAN, INC.

VALLEY FARM DISTRIBUTING CO.

GRUBER’S REAL ESTATE LLC

PREVO’S FAMILY MARKETS, INC.

BUCKEYE REAL ESTATE MANAGEMENT CO.

SPARTAN STORES FUEL, LLC

By:

Title:

SPARTAN STORES HOLDING, INC. SI INSURANCE AGENCY, INC.

By:

Title:

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ACCEPTED

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), f/k/a Congress Financial Corporation (Central), in its individual capacity and as Agent

By:

Title:

WELLS FARGO BANK, N.A.

By:

Title:

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ACCEPTED

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), f/k/a Congress Financial Corporation (Central), in its individual capacity and as Agent

By:

Title:

WELLS FARGO BANK, N.A.

By:

Title: